Exhibit 99.1

Ruthigen Reports Fourth Quarter and Fiscal Year 2014 Financial Results

SANTA ROSA, Calif. — (June 30, 2014) — Ruthigen, Inc. (NASDAQ: RTGN) today reported financial results for its fourth quarter and fiscal year ended March 31, 2014.

"We are poised to commence patient enrollment in the initial phase of our first human clinical trial using RUT58-60 in July 2014, and plan to complete our Phase 1/2 clinical trial in less than nine months,” said Hoji Alimi, Chairman, CEO and CSO of Ruthigen. "We believe that the completion of our recent initial public offering has provided Ruthigen with sufficient funding to complete our planned Phase 1/2 clinical trial and fund our operations for approximately 18 months.”

Mr. Alimi continued, “The key potential clinical and economic advantages of RUT58-60 versus the current standard of care stem from the broad-spectrum antimicrobial effectiveness of RUT58-60 against gram-negative and gram-positive bacteria with the potential to prevent the emergence of newly developed superbugs. If ultimately approved, we believe RUT58-60 will be the first prophylactic drug for use in all abdominal surgeries for prevention of infection without concerns regarding bacterial resistance or tolerability.”

Fiscal Fourth Quarter 2014 Financial Results

As of March 31, 2014, Ruthigen had cash of $15.6 million. Subsequently, the Company raised additional net proceeds of approximately $0.9 million in May 2014 when the underwriters in Ruthigen’s initial public offering completed a partial exercise of their over-allotment option.

For the three months ended March 31, 2014, Ruthigen reported a net loss of $1.0 million, or $0.46 per share, compared to a net loss of $0.5 million, or $0.23 per share, for the prior fiscal year.

Research and development expenses for the three months ended March 31, 2014 were $0.3 million compared to $0.2 million for the same period in fiscal 2013. The increase was primarily a result of the commencement of Ruthigen’s operations directly related to RUT58-60 in January 2013.

Selling, general and administrative expenses for the three months ended March 31, 2014 were $0.7 million, compared to $0.3 million for the same period in fiscal 2013. This increase was primarily a result of the commencement of Ruthigen’s independent operations in January 2013, when it was incorporated, executive and director bonuses, legal and accounting costs, and other consulting and professional fees.

Fiscal Year 2014 Financial Results

For the year ended March 31, 2014, Ruthigen reported a net loss of $3.1 million, or $1.53 per share, compared to a net loss of $0.5 million, or $0.26 per share, for the prior fiscal year.

Research and development expenses for the year ended March 31, 2014 were $1.4 million compared to $0.3 million for the prior fiscal year. The increase was primarily a result of the commencement of Ruthigen’s operations directly related to RUT58-60 in January 2013. Expenses of the Company for the year ended March 31, 2013 contain carve-out expense allocations related to salaries and consulting activities, which benefited the Company, from Oculus Innovative Sciences, the Company’s former parent from April 1, 2012 through January 18, 2013, prior to the incorporation of Ruthigen.

Selling, general and administrative expenses for the year ended March 31, 2014 were $1.7 million, compared to $0.3 million in fiscal 2013. This increase was primarily a result of the commencement of Ruthigen’s independent operations in January 2013, when it was incorporated.

Recent Highlights

•	Ruthigen Completes Initial Public Offering. On March 26, 2014 Ruthigen closed its initial public offering of 2,650,000 units, with each unit consisting of one share of common stock and one Series A Warrant, resulting in net proceeds to the Company of $16.2 million. Each Series A Warrant is exercisable for one share of common stock and one Series B Warrant to purchase one share of common stock. All of the units were offered by Ruthigen at an initial public offering price of $7.25 per unit.

•	Ruthigen Submits Investigational New Drug (IND) Application for Clinical Trial of RUT58-60. In May 2014, Ruthigen submitted an IND Application to the FDA for its lead drug candidate RUT58-60. The planned Phase 1/2 trial design contemplates an initial enrollment of approximately 20 patients as part of a brief Phase 1 component of the study to establish the safety and tolerability of RUT58-60 in humans. The trial will remain blinded with the exception of the safety portion for the initial 20 patients. The Company plans to continue the enrollment of the remaining 130 patients in the clinical trial, subject to confirmation by the data monitoring committee of no significant adverse events.

•	Ruthigen Completes Partial Exercise of Underwriters’ Option to Purchase Additional Shares. In May 2014, the underwriters of the Company’s initial public offering partially exercised their option to purchase an additional 154,290 shares of common stock, resulting in an additional $0.9 million of net proceeds to the Company.

•	Ruthigen to Initiate Human Clinical Trials for RUT 58-60 in the U.S. In June 2014, our IND became effective, thereby allowing us to begin human clinical testing of RUT58-60. We expect to commence patient enrollment in the initial phase of our first human clinical trial in July 2014. The initial phase will be a 30-patient, 21-day skin irritation trial that we expect to complete in August 2014. Following an independent data monitoring committee review of the results from the skin irritation phase, we plan to enroll 20 patients in the Phase 1 part of our Phase 1/2 clinical trial, to evaluate the safety of RUT58-60 within the abdominal cavity. The Phase 1/2 trial will be a controlled, double blind, randomized, and multi-centered study to evaluate the safety, tolerability, and efficacy of RUT58-60 as an adjunct therapy to systemic antibiotics for the prevention of infection associated with abdominal surgery.

Conference Call

Ruthigen’s management will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) on June 30, 2014, to discuss the Company’s fiscal year 2014 results. Individuals interested in participating in the conference call may do so by dialing 1-877-870-4263 for domestic callers or 1-412-317-0790 for international callers. Those interested in listening to the conference call live via the internet may do so at http://www.videonewswire.com/event.asp?id=99848. Please log on approximately 30 minutes prior to the presentation in order to complete the registration process.

A telephone replay will be available for seven days following the conclusion of the call by dialing 877-344-7529 for domestic callers, or 412-317-0088 for international callers, and entering conference code 10048626. A webcast replay will be available on the site at http://www.videonewswire.com/event.asp?id=99848 for one year following the call.

About Ruthigen

Ruthigen is a biopharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics designed to prevent and treat infection in invasive applications. The Company’s lead drug candidate, RUT58-60, is a broad spectrum anti-infective that Ruthigen is developing for the prevention and treatment of infection in surgical and trauma procedures. The Company plans to initiate patient enrollment for its Phase 1/2 clinical trial for RUT58-60 in the United States as early as July 2014; and, pending the successful completion of that trial, Ruthigen plans to conduct pivotal clinical trials, the first of which it anticipates will be its planned Phase 2B trial and the second of which it anticipates will be its planned Phase 3 trial.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “plans,” “believes,” “intends,” and similar words or phrases. These forward-looking statements include, without limitation, statements regarding the timing, progress and anticipated results of the clinical development of RUT58-60, including the timing of the initiation of planned clinical trials of RUT58-60 and regulatory submissions, statements regarding the indications for which we may seek approval of RUT58-60, statements regarding our ability to fund further development of our clinical programs, our ability to achieve our milestones, as well as Ruthigen’s strategy, future operations, outlook, future financial position, future financial results, plans and objectives. We may not actually achieve these plans, intentions or expectations and we caution investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ from the forward-looking statements that we make. Such factors include, among others, risks and uncertainties associated with the results of clinical trials, which may not support our claims or beliefs concerning the safety and effectiveness of RUT58-60, our ability to obtain and maintain regulatory approval of RUT58-60 and any other product candidates we may develop, the labeling under any approval we may obtain, our ability to finance the development of RUT58-60, approvals for clinical trials, which may be delayed or withheld by regulatory agencies, regulatory risks, risk that our pre-clinical and clinical studies may not be successful or confirm earlier results or meet expectations or meet regulatory requirements or meet performance thresholds for commercial success, risks associated with our relationship with our former parent, Oculus Innovative Sciences, Inc., our ability to attract collaborators and partners and our reliance on third party organizations. Additional risks are described in the reports we file with the Securities and Exchange Commission. Ruthigen is providing this information as of the date hereof and expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

RUTHIGEN, INC.

BALANCE SHEETS

	March 31,
	2014	2013

Assets

Current Assets:
Cash	$15,571,000	$96,000
Prepaid expenses and other current assets	3,000	4,000

Total Current Assets	15,574,000	100,000

Property and equipment, net	2,000	4,000
Deferred offering costs	-	44,000

Total Assets	$15,576,000	$148,000

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$410,000	$101,000
Payable to Former Parent	537,000	-

Total Current Liabilities	947,000	101,000

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $0.0001 par value;
500,000 shares authorized;
no shares issued and outstanding
at March 31, 2014 and 2013, respectively	-	-
Common stock, $0.0001 par value;
100,000,000 shares authorized;
4,650,000 and 2,000,000 shares issued and outstanding
at March 31, 2014 and 2013, respectively	465	200
Additional paid-in capital	18,297,535	597,800
Accumulated deficit	(3,669,000)	(551,000)

Total Stockholders' Equity	14,629,000	47,000

Total Liabilities and Stockholders' Equity	$15,576,000	$148,000

RUTHIGEN, INC.

STATEMENTS OF OPERATIONS

	For The Years Ended
	March 31,
	2014	2013

Revenues	$-	$-

Operating Expenses
Research and development	1,382,000	258,000
Selling, general and administrative	1,736,000	265,000

Total Operating Expenses	3,118,000	523,000

Net Loss	$(3,118,000)	$(523,000)

Net Loss Per Share
- Basic and Diluted	$(1.53)	$(0.26)

Weighted Average Number of
Common Shares Outstanding
- Basic and Diluted	2,036,301	2,000,000

	For The Three Months Ended
	March 31,
	2014	2013
	(unaudited)	(unaudited)
Revenues	$-	$-

Operating Expenses
Research and development	317,000	202,000
Selling, general and administrative	672,000	255,000

Total Operating Expenses	989,000	457,000

Net Loss	$(989,000)	$(457,000)

Net Loss Per Share
- Basic and Diluted	$(0.46)	$(0.23)

Weighted Average Number of
Common Shares Outstanding
- Basic and Diluted	2,147,222	2,000,000

Media and Investor Contact: Ruthigen, Inc.

Sameer Harish, Chief Financial Officer, info@ruthigen.com